                                                                      Exhibit 11

                               G&L Realty Corp.
                       Computation of Per Share Earnings
                         Quarterly Report on Form 10-Q
                                March 31, 1999
                     (In thousands, except per share data)

                                                            Three Months Ended
                                                                March 31,
                                                           -------------------
                                                            1999         1998
                                                           ------       ------
Net Income                                                 $1,651       $2,366

Less: Preferred Dividends
 10.25% Series A Cumulative Preferred                        (958)        (958)
   9.8% Series B Cumulative Preferred                        (845)        (845)
                                                           ------       ------
Net (loss) income available to common shareholders         $ (152)      $  563
                                                           ======       ======
Options outstanding                                           214          198
                                                           ======       ======
Weighted average exercise price                            $14.49       $14.00
                                                           ======       ======
Proceeds upon exercise of options                          $3,094       $2,772
                                                           ======       ======
Treasury stock shares                                         197          153
                                                           ======       ======
Common share equivalents                                       18           45
Average shares outstanding                                  3,976        4,129
                                                           ------       ------
Total common and common share equivalents outstanding       3,994        4,174
                                                           ======       ======
Per share earnings data:
------------------------

Basic                                                      $(0.04)      $ 0.14
                                                           ======       ======
Fully diluted                                              $(0.04)      $ 0.13
                                                           ======       ======
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